EXHIBIT C
                                                                    ---------

                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                        At December 31, 1997
                                                        --------------------

ASSETS
Current Assets:
  Cash                                                       $   50,440
  Prepayments                                                     6,063
                                                             ----------
Total Current Assets                                             56,503
                                                             ----------

Property, Plant & Equipment                                       3,208
  Less:  Reserve for DDA                                         (3,171)
                                                             ----------
Net Property, Plant & Equipment                                      37
                                                             ----------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                            136,850
  Investment in Enerchange                                      895,660
  Other Deferred Debits                                           1,873
                                                             ----------
Total Other Assets                                            1,034,383
                                                             ----------

Total Assets                                                 $1,090,923
                                                             ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                           $    4,000
  Paid-in-Capital                                             1,364,500
  Retained Earnings                                            (750,332)
                                                             ----------
Total Stockholders Equity                                       618,168
                                                             ----------

Current & Accrued Liabilities:
  Notes Payable Assoc. Companies                                300,000
  Accounts Payable - Assoc. Companies                            13,924
  Federal Income Taxes Payable                                  (64,593)
  Other Accruals                                                  1,971
                                                             ----------
Total Current & Accrued Liabilities                             251,302
                                                             ----------

Accumulated Deferred Income Taxes                               221,453
                                                             ----------

Total Liabilities & Equity                                   $1,090,923
                                                             ==========